Exhibit 4(v)


                                DEPOSIT AGREEMENT

          DEPOSIT AGREEMENT, dated as of            , 2001, among TXU ELECTRIC
                                         -----------
COMPANY, a Texas corporation, [NAME OF BANK], a [New York] chartered banking institution, as Depositary, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

                               W I T N E S S E T H

          WHEREAS, it is desired to provide, as hereinafter set forth in this
Deposit Agreement, for the deposit of shares of the Company's $      Cumulative
                                                               -----
Preferred Stock (as hereinafter defined), without par value, with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts representing Depositary Shares, in respect of the $
                                                                         -----
Cumulative Preferred Stock, without par value, so deposited;

          NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts:

          "Amendment Notice Period" shall have the meaning set forth in Section 5.01.

          "Restated Articles of Incorporation" shall mean the Company's Restated Articles of Incorporation, as amended, and as further amended and/or restated from time to time.

          "Company" shall mean TXU Electric Company, a Texas corporation, and its successors.

          "corporate trust office", when used with respect to the Depositary, shall mean the corporate trust office of the Depositary in New York, New York, which at the date of this Deposit Agreement is [NY ADDRESS OF BANK].

          "Cumulative Preferred Stock" shall mean shares of the Company's $
                                                                           -----
Cumulative Preferred Stock, without par value, as specified in the Statement of Resolution, as the same may be subdivided, combined or amended from time to time.

          "Deposit Agreement" shall mean this agreement, as the same may be amended or supplemented from time to time.

          "Depositary" shall mean [NAME OF BANK], a [New York], chartered banking institution, and any successor as depositary hereunder.

          "Depositary Shares" shall mean the interests in the Cumulative Preferred Stock deposited with the Depositary hereunder evidenced by such Receipts. Each whole Depositary Share shall represent such fraction of a share of Cumulative Preferred Stock as shall be set forth in the Receipt therefor, subject to adjustment pursuant to Section 3.08.

          "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 6.04.

          "NASD" shall have the meaning set forth in Section 2.01.

          "NASDAQ/NMS" shall have the meaning set forth in Section 2.01.

          "Receipt" shall mean a depositary receipt issued hereunder evidencing Depositary Shares whether in definitive or temporary form.

          "record holder" as applied to a Depositary Share shall mean the person in whose name a Depositary Share is registered on the books of the Registrar maintained for such purpose.

          "Redemption Date" shall have the meaning set forth in Section 3.04.

          "Redemption Price" shall have the meaning set forth in Section 3.04.

          "Registrar" shall mean the Depositary or such other bank or trust company having any office or drop in the borough of Manhattan, the City of New York, which shall be appointed by the Company to register the Depositary Shares, as herein provided.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Statement of Resolution" shall mean the Statement of Resolution
Establishing the                 Series of Preferred Stock of TXU Electric
                 ---------------
Company, setting forth the resolution of the Company's Board of Directors or a designated committee of the Board of Directors establishing and setting forth the rights, preferences and privileges of the Cumulative Preferred Stock, as amended from time to time.

          "Termination Date" shall have the meaning set forth in Section 5.02.

                                   ARTICLE II

                                    RECEIPTS

     SECTION 2.01. Form of Receipts. Definitive Receipts shall be engraved or
                   ----------------
printed or lithographed with steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company in accordance with Section 2.03 of this Deposit Agreement, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise reproduced substantially in the form of the definitive Receipts in lieu of which they are issued and with such


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


appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's corporate trust office, [or such other office or offices, if any, as the Depositary may designate,] without charge to the holder. Upon surrender of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as are represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense. Until so exchanged, the holders of the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Cumulative Preferred Stock, as holders of definitive Receipts.

          Receipts shall be executed by the Company, with the signature of a duly authorized officer which may be a facsimile, and countersigned with the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Registrar or Transfer Agent for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned manually by such Registrar or Transfer Agent; and no Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been so executed; provided, however, that nothing herein shall restrict or affect the validity of any issuance and or transfer of Receipts through the Depository Trust Company or any book entry means or electronic transfer system. The Registrar shall record on its books each Receipt so signed and delivered as hereinafter provided.

          Except as the Registrar and the Company may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares.

          The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") or the NASDAQ National Market System ("NASDAQ/NMS") or any securities exchange upon which the Cumulative Preferred Stock, Depositary Shares or Receipts may be included for quotation or listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Depositary Share is subject by reason of the date of issuance thereof or otherwise.

     SECTION 2.02. Deposit of Cumulative Preferred Stock with the Depositary.
                   ---------------------------------------------------------
Concurrently with the execution hereof, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the
Depositary and evidencing             shares of the Cumulative Preferred Stock,
                          -----------
together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement. The certificate or certificates evidencing the Cumulative Preferred Stock shall be held by the Depositary at its corporate trust office or at such other place or places as the Depositary shall determine.

          Subject to the terms and conditions of this Deposit Agreement, Cumulative Preferred Stock may also be deposited hereunder in connection with the delivery of Receipts to effect distributions under Section 3.02 and upon exercise of the rights, preferences or privileges referred to in Section 3.03. Other than in the case of splits, combinations or other reclassifications affecting the Cumulative Preferred Stock or in the case of dividends or other distributions in Cumulative Preferred Stock in accordance with Section 3.03 hereof, there shall not be deposited with the Depositary hereunder more than the number of shares constituting the Cumulative Preferred Stock as set forth in the Statement of Resolution, as it may be amended.

          The Depositary hereby acknowledges receipt of a certificate or
certificates representing           shares of the Cumulative Preferred Stock
                          ---------
together with the other documents required as above specified.

          The Depositary shall hold the Cumulative Preferred Stock, upon and subject to the terms of this Deposit Agreement, as custodian of the registered holders of the Receipts and shall not lend, pledge, create a security interest in or otherwise encumber any shares of Cumulative Preferred Stock deposited hereunder and shall not assign, transfer or otherwise dispose of any shares of Cumulative Preferred Stock deposited hereunder except in accordance with the terms of this Deposit Agreement.

     SECTION 2.03. Execution and Delivery of Receipts in Respect of the
                   ----------------------------------------------------
Cumulative Preferred Stock. Concurrently with the execution hereof, the Company
--------------------------
is delivering to the Depositary a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for an aggregate of
          Depositary Shares. The Company shall authorize the registrar for the
---------
Cumulative Preferred Stock, to reflect in the register therefor changes in the number of shares (including any fractional shares) of Cumulative Preferred Stock from time to time held by the Depositary.

     SECTION 2.04. Registration and Transfer of Receipts: Split-ups and
                   ----------------------------------------------------
Combinations. The Depositary shall keep books of registry of the Receipts in
------------
which, subject to such reasonable regulations as it shall prescribe, the Depositary shall provide for the registration of Depositary Shares and of transfers of Depositary Shares.

          Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time the transfer of Depositary Shares upon due presentation of a Receipt or Receipts therefor for registration of transfer by the record holder or duly authorized attorney to the Registrar. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

          Upon surrender of a Receipt or Receipts to the Depositary together with a request to split-up or combine such Receipt or Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver to or upon the order of the transferee a new Receipt or Receipts in the number of whole Depositary Shares requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

          Title to Depositary Shares evidenced by a Receipt that is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery of such Receipt; provided, however, that until Depositary Shares are transferred on the books of the Depositary as provided in this Section, the Company and the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.05. Surrender of Receipts and Withdrawal of Cumulative Preferred
                   ------------------------------------------------------------
Stock. No holder of Depositary Shares other than the Company may withdraw any
-----
shares of Cumulative Preferred Stock represented by Depositary Shares. The Company may withdraw any number of shares (including fractional shares) of Cumulative Preferred Stock underlying Depositary Shares evidenced by a Receipt by surrendering such Receipt to the Depositary, together with a request for withdrawal of Cumulative Preferred Shares specifying the number of shares to be withdrawn for delivery to the Company. Thereafter, the Depositary shall as promptly as practicable deliver to the Company a certificate or certificates evidencing the number of shares of Cumulative Preferred Stock to be withdrawn, properly endorsed or accompanied by a proper instrument of transfer. In case fewer than all shares of Cumulative Preferred Stock underlying any Depositary Shares for which any Receipts so surrendered are to be withdrawn, the Company shall request the transfer agent for the Cumulative Preferred Stock to issue and deliver to the Depositary a new certificate registered in the name of the Depositary for such unwithdrawn shares and the Depositary will issue a new Receipt registered in the name of the holder of Depositary Shares in respect thereof.

          Delivery of the Cumulative Preferred Stock for which Receipts have been surrendered shall be made to the Company by the Depositary at the request, risk and expense of the Company at such place as may be designated by the Company.

     SECTION 2.06. Limitations on Execution and Delivery, Transfer, Surrender
                   ----------------------------------------------------------
and Exchange of Receipts. As a condition precedent to the execution and
------------------------
delivery, transfer, split-up, combination, surrender (upon redemption, liquidation, dissolution or winding up of the affairs of the Company, conversion of or change in Cumulative Preferred Stock, withdrawal of Cumulative Preferred Stock or otherwise) or exchange of any Receipt, the Company, the Depositary or any of the Depositary's Agents, may require (a) payment of a sum sufficient for the payment (or in the event the Depositary or the Company shall have made such payment, the reimbursement to it) of any amount payable by the holder of a Depositary Shares pursuant to Section 4.07, (b) a written instrument or instruments of transfer, in form satisfactory to the Company and the Depositary, duly executed by the record holder or by its attorney duly authorized in writing, (c) proof satisfactory to the Company and the Depositary as to the identity and genuineness of any signature and (d) compliance with such regulations, if any, as the Depositary, with the Company's consent, may establish consistent with the provisions of this Deposit Agreement.

          The transfer of Depositary Shares may be refused, or the delivery, transfer, surrender or exchange of Receipts may be suspended (a) during any period when the register of shareholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirements of law of any government or governmental body or commission, or under any provision of this Deposit Agreement or, with the concurrence of the Company and the Depositary, for any other reason.

     SECTION 2.07. Lost Receipts, etc. In case any Receipt shall become
                   ------------------
mutilated or be destroyed, lost or stolen, the Company in the case of any mutilated Receipt shall, and in the case of any destroyed, lost or stolen Receipt in its discretion may, instruct the Depositary to execute and deliver a new Receipt, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Receipt, or in lieu of and in substitution for the Receipt so destroyed, lost or stolen. In every case the applicant for a substituted Receipt shall furnish to the Company and the Depositary such security or indemnity as may be required by them to save both of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Depositary evidence to their satisfaction of the destruction, loss or theft of such Receipt and of the ownership thereof. Every new Receipt issued pursuant to this Section 2.07 in lieu of any mutilated destroyed, lost or stolen Receipt shall constitute an additional contractual obligation under this Deposit Agreement, whether or not the mutilated, destroyed, lost or stolen Receipt shall be at any time enforceable by anyone. Upon the issue of any substituted Receipt, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other-expenses connected therewith.

          All Receipts shall be held and owned upon the express condition that the provisions of this Section 2.07 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen Receipts, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.08. Cancellation and Destruction of surrendered Receipts. The
                   ----------------------------------------------------
Depositary shall cancel all Receipts surrendered to the Depositary or any Depositary's Agent and shall deliver such cancelled Receipts to the Company.

     SECTION 2.09. Filing Proofs, Certificates and Other Information. Any holder
                   -------------------------------------------------
of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or Company may withhold the delivery or delay the delivery, transfer or exchange of any Receipt (to the extent permitted hereunder), the payment in respect of any redemption of Cumulative Preferred Stock underlying the Depositary Shares or upon the liquidation, dissolution or winding up of the affairs of the Company or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

     SECTION 2.10. Payment of Taxes or Other Governmental Charges. If any tax or
                   ----------------------------------------------
other governmental charge with respect to any Receipt or with respect to the Depositary Shares evidenced by such Receipt or with respect to the Cumulative

Preferred Stock (or any fractional interest therein) underlying such Depositary Shares, shall become payable by or on behalf of the Depositary, such tax (including transfer taxes, if any) or governmental charge shall be payable by the record holder of such Depositary Shares except as otherwise provided in
Section 4.07. Transfer of any Depositary Shares evidenced by such Receipt (to the extent permitted hereunder) may be refused until such payment is made, and any dividends or other distributions may be withheld, and such dividends or other distributions may be applied to any payment of such tax or other governmental charge, the record holder of such Depositary Shares remaining liable for any deficiency.

                                   ARTICLE III

                         CUMULATIVE PREFERRED STOCK AND
                                DEPOSITARY SHARES

     SECTION 3.01. Cash Distributions. Whenever the Depositary shall receive any
                   ------------------
cash dividend or other cash distribution on the Cumulative Preferred Stock (except a distribution covered by Section 3.04, 3.05 or 3.08), the Depositary shall distribute such cash, subject to section 2.10, to record holders of Depositary Shares on the record date fixed pursuant to Section 3.06 in proportion to the number of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Cumulative Preferred Stock an amount on account of taxes, the amount made available for distributions or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any record holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be returned to the Company.

     SECTION 3.02. Distributions Other Than Cash. Whenever the Depositary shall
                   -----------------------------
receive any distribution other than cash, rights, preferences, or privileges upon the Cumulative Preferred Stock or a distribution to which Section 3.08 is applicable, the Depositary shall distribute such amount of the securities or property received by it, subject to Section 2.10, to the record holders of Depositary Shares entitled thereto on the record date as nearly as practicable in proportion to the number of Depositary Shares held by them, in any manner that the Company may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Company such distribution cannot be made proportionately among the record holders of Depositary Shares entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Company deems such distribution not to be feasible, the Company may require the Depositary to adopt such method as the Company deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 2.10, be distributed or made available for distribution, as the case may be, by the Depositary to the record holders of Depositary Shares entitled thereto, as provided in section 3.01 in the case of a distribution received in cash.

     SECTION 3.03. Subscription Rights, Preferences or Privileges. If the
                   ----------------------------------------------
Company shall at any time offer or cause to be offered to the holders of the Cumulative Preferred Stock in whose names such securities are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall be made available by the Depositary to the record holders of Depositary Shares in such manner as the Company may determine, either by the issue to the record holders of Depositary Shares entitled thereto of warrants representing such rights, preferences or privileges or by such other method as may be directed by the Company; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges, the Depositary determines that it is not lawful or (with the agreement of the Company) not feasible to make such rights, preferences or privileges available to holders of Depositary Shares by the issue of warrants or otherwise, or (b) if and to the extent so instructed by record holders of Depositary Shares who do not desire to exercise such rights, preferences or privileges the Depositary, in its discretion (with the approval of the Company, in any case where it has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale, shall, subject to Section 2.10, be distributed by the Depositary to the record holders of Depositary Shares entitled thereto as in the case of a distribution received in cash pursuant to Section 3.01 or, in the case of clause
(b) above, to the record holders of Receipts entitled thereto.

          If registration under the Securities Act of the sale of securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Shares to offer or sell such securities or to exercise such rights, preferences or privileges, the Company will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and take all reasonable steps available to it to cause such registration statement to become effective before such rights, preferences or privileges shall expire. In no event shall the Depositary make available to the record holders of Depositary Shares any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless it has received an opinion of counsel satisfactory to it that the offering and sale of such securities to the record holders of such Depositary Shares are exempt from registration under the provisions of the Securities Act.

          If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to record holders of Receipts, the Company will take all reasonable steps available to it to obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights, preferences or privileges to enable record holders of Depositary Shares to exercise such rights, preferences or privileges or to offer and sell such securities.

     SECTION 3.04. Redemption. Whenever the Company shall be permitted and shall
                   ----------
elect under the provisions of the Restated Articles of Incorporation and the Statement of Resolution to redeem the Cumulative Preferred Stock, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 30 days' and not more than 60 days' notice of the date of such proposed redemption of Cumulative Preferred Stock and of the number of such shares of Cumulative Preferred Stock to be so redeemed and the applicable redemption price, as set forth in the Restated Articles of Incorporation and the Statement of Resolution. Such notice shall be accompanied by a certificate from the Company stating that such redemption of Cumulative Preferred Stock is in accordance with the provisions of the Restated Articles of Incorporation and the Statement of Resolution. On such date, provided that the Company shall then have paid or caused to be paid in full to the redemption agent for the Cumulative Preferred Stock the redemption price of the Cumulative Preferred Stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption, and any premium per share as set forth in the Restated Articles of Incorporation or the Statement of Resolution (collectively, the "Redemption Price"), the Depositary shall redeem the number of Depositary Shares representing the shares of Cumulative Preferred Stock so redeemed. The Depositary shall mail notice of the Company's redemption of Cumulative Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares to be redeemed by first-class mail, postage prepaid, not less than 20 and not more than 60 days prior to the date fixed for redemption of such Cumulative Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Depositary Shares to be redeemed, at the addresses of such record holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such record holders nor any defect in any notice of redemption of Depositary Shares to one or more such record holders shall affect the sufficiency of the proceedings for redemption as to the other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such record holder are to be redeemed, the number of such Depositary Shares held by such record holder to be redeemed; (iii) the Redemption Price;
(iv) the place or places where Receipts are to be surrendered for payment of the redemption price with respect to the Depositary Shares; and (v) that dividends in respect of the Cumulative Preferred Stock underlying the Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by the Depositary by lot or pro rata or by any other method, in each case, as determined by the Company in its sole discretion.

          Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Cumulative Preferred Stock to be redeemed) (i) the Depositary Shares being redeemed shall be deemed no longer to be outstanding,
(ii) all rights of the holders of Depositary Shares (except the right to receive the Redemption Price without interest) shall cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares to be redeemed (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to such fraction of the Redemption Price per share paid in respect of the shares of Cumulative Preferred Stock to be redeemed as is set forth in the Receipt, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Cumulative Preferred Stock to be redeemed and have not theretofore been paid and amounts constituting the premium, if any, required to be paid under the Statement of Resolution.

          If fewer than all of the Depositary Shares evidenced by a Receipt are to be redeemed, upon surrender of a Receipt to the Depositary, the Depositary will deliver to the record holder of the Depositary Shares represented by such Receipt the redemption payment therefor and a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     SECTION 3.05. Liquidation, Dissolution or Winding up of the Affairs of the
                   ------------------------------------------------------------
Company. In the event of any liquidation, dissolution or winding up of the
-------
affairs of the Company, upon receipt by the Depositary of cash in an amount equal to the aggregate liquidation preference of the shares of Cumulative Preferred Stock held by the Depositary, plus dividends thereon which have accumulated but have not been paid on or prior to the date of final distribution to the record holders of the Cumulative Preferred Stock, either in one distribution or as the final distribution in a series of liquidating distributions, the Depositary shall deliver the applicable number of certificates representing shares of Cumulative Preferred Stock, properly endorsed or accompanied by proper instruments of transfer, to the Company. The Depositary shall distribute such cash to record holders of Depositary Shares in proportion to the number of Depositary Shares held by such record holders; provided, however, that as a condition to the distribution to the holders of Depositary Shares of such cash, the Depositary shall require the surrender of the Receipts evidencing such Depositary Shares.

     SECTION 3.06. Notice of Dividends, Fixing of Record Date for Holders of
                   ---------------------------------------------------------
Receipts. Whenever any cash dividend or other cash distribution (except a
--------
distribution covered by Section 3.04, 3.05 or 3.08) shall become payable or any distribution other than cash shall be made, or whenever rights, preferences or privileges shall be offered, with respect to the Cumulative Preferred Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Cumulative Preferred Stock are entitled to vote or of which holders of Cumulative Preferred Stock are entitled to notice, (b) any election on the part of the Company to redeem any shares of Cumulative Preferred Stock, (c) the date of final distribution by the Company in connection with a liquidation, dissolution or winding up of the affairs of the Company or (d) any distribution as a result of a conversion or exchange of the Cumulative Preferred Stock pursuant to Section 3.08, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Cumulative Preferred Stock) for the determination of the record holders of Depositary Shares who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or who shall be entitled to notice of such meeting, redemption, final distribution in liquidation, dissolution or winding up of the affairs of the Company or distribution as a result of a conversion or change in the Cumulative Preferred Stock.

     SECTION 3.07. Voting Rights. Upon receipt of any notice of any meeting at
                   -------------
which the holders of Cumulative Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Shares a notice, in a form approved by the Company, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the record holders of Depositary Shares at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Restated Articles of Incorporation and the Statement of Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Cumulative Preferred Stock underlying their respective Depositary Shares (including an indication that express instructions may be given to the Depositary to give discretionary voting power to a proxy designated by the Company), and a brief statement as to the manner in which such instructions may be given. The Depositary shall also forward to record holders of Depositary Shares any related proxy materials furnished by the Company concerning action to be taken at such meeting. Upon the written request of a record holder of Depositary Shares on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Cumulative Preferred Stock underlying such Depositary Shares in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Cumulative Preferred Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall direct the Depositary to vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such request. The Company will take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Cumulative Preferred Stock or cause such Cumulative Preferred Stock to be voted. The Depositary shall vote shares of Cumulative Preferred Stock represented by Depositary Shares with respect to which it has received no instruction in conformity with the instructions it has received from the majority of those record holders of Depositary Shares which have given voting instruction.

     SECTION 3.08. Changes Affecting Deposited Securities and Reclassifications,
                   -------------------------------------------------------------
Recapitalizations. Etc. Upon any split-up, combination or other reclassification
-----------------
of the Cumulative Preferred Stock, or upon any sale of substantially all of the Company's assets or any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which the Company is a party, in which the Cumulative Preferred Stock is converted or changed (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination), in whole or in part, into other securities and/or property and/or cash, Depositary Shares shall thereupon cease to represent fractional interests in shares of Cumulative Preferred Stock (except as provided in the second succeeding sentence) and such other securities, property and/or cash shall be distributed to the record holders of Depositary Shares as nearly as practicable in proportion to the number of Depositary Shares held, against surrender to the Depositary of Receipts evidencing such Depositary Shares. If in the opinion of the Company such distribution of securities and/or property cannot be made proportionately among the record holders of Depositary Shares entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Company deems such distribution not to be feasible, the Company may require the Depositary to adopt such method as the Company deems equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof in a commercially reasonable manner, at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 2.10, be distributed or made available for distribution, as the case may be, by the Depositary to the record holders of Depositary Shares as provided in the preceding sentence. If any shares of Cumulative Preferred Stock shall be outstanding and held by the Depositary after any such transaction, each Receipt shall thereafter evidence the same number of Depositary Shares as it represented prior to such transaction, but each Depositary Share shall be adjusted to represent such number of shares and/or a fraction of a share of Cumulative Preferred Stock having a liquidation preference in the same proportion to the aggregate liquidation preference of the shares of Cumulative Preferred Stock outstanding immediately after such transaction as the proportion of the liquidation preference of a Depositary Preferred Share immediately prior to such transaction bore to the aggregate liquidation preference of all shares of Cumulative Preferred Stock outstanding immediately prior to such transaction, and upon each surrender of a Receipt thereafter the Depositary shall issue a new Receipt, with appropriate notation thereon, evidencing such adjustment in the Depositary Shares. If no shares of Cumulative Preferred Stock shall be outstanding and held by the Depositary after any such transaction, this Agreement shall be terminated in accordance with Section 5.02.

     SECTION 3.09. Lists of Holders of Depositary Shares. Promptly upon request
                   -------------------------------------
from time to time by the Company, the Depositary shall furnish to it a list, as of a date specified in such request, of the names, addresses and holdings of all holders of Depositary Shares registered on the books of the Depositary.

     SECTION 3.10. Warranties as to Cumulative Preferred Stock. The Company
                   -------------------------------------------
hereby represents and warrants that the             shares of Cumulative
                                        -----------
Preferred Stock deposited with the Depositary on the date of this Agreement are validly authorized and issued, fully paid and non-assessable.

          The Depositary hereby warrants that it shall hold the Cumulative Preferred Stock, free and clear of any encumbrances other than the rights of the holders of Depositary Shares, in accordance with the provisions of this Deposit Agreement.

          Such representations and warranties shall survive such deposit of the Cumulative Preferred Stock with the Depositary and the issuance of the Receipts.

     SECTION 3.11. Withholding. Notwithstanding any other provision of this
                   -----------
Deposit Agreement, in the event that the Depositary determines that any distribution in property that it is required under this Deposit Agreement to make is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose by public or private sale, of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares held by them respectively.

     SECTION 3.12. Warranty as to Receipts. The Company hereby represents and
                   -----------------------
warrants that the Depositary Shares, when the Receipts evidenced thereby are duly executed, countersigned, issued and delivered in the manner provided for herein, will represent legal and valid interests in the Cumulative Preferred Stock. Such representation and warranty shall survive the deposit of the Cumulative Preferred Stock and the issuance of Depositary Shares.

                                   ARTICLE IV

                         THE DEPOSITARY AND THE COMPANY

     SECTION 4.01. Maintenance of Offices. Agencies. Share Register by the
                   -------------------------------------------------------
Registrar. Until termination of this Deposit Agreement in accordance with its
---------
terms, the Depositary shall maintain in New York, New York, facilities for the surrender and exchange of Receipts.

          The Depositary shall keep a share register at its corporate trust office in New York, New York, for the transfer of Depositary Shares. The record holders of Depositary Shares shall have such rights to inspect such share register as are afforded to shareholders pursuant to the applicable provisions of the Texas Business Corporation Act.

          If the Depositary Shares or the Cumulative Preferred Stock underlying Depositary Shares shall be included for quotation on the NASDAQ/NMS or NASD or listed on a securities exchange, the Company may, if necessary to conform to the rules and regulations of the NASDAQ/NMS or NASD or any securities exchange upon which the Cumulative Preferred Stock or the Depositary Shares may be included for quotation or listed, appoint a Registrar for the registration of Depositary Shares in accordance with any requirements of NASDAQ/NMS or NASD or such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of the NASDAQ/NMS or NASD or securities exchange) may be removed and a substitute Registrar appointed by the Company. If the Depositary Shares are included for quotation on NASDAQ/NMS or NASDAQ or listed on a securities exchange, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of Depositary Shares as may be required by law, by NASDAQ/NMS or NASD or by applicable stock exchange regulation.

     SECTION 4.02. Prevention or Delay in Performance by the Depositary, the
                   ---------------------------------------------------------
Depositary's Agent or the Company. Neither the Depositary nor any Depositary's
---------------------------------
Agent nor the Company nor any Registrar shall incur any liability to any holder of any Depositary Shares if (i) by reason of any provision of any present or future law of the United States of America, or of any other governmental authority or by reason of any provision, present or future, of the Restated Articles of Incorporation or the Statement of Resolution, or (ii) by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar, or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar, or the Company incur any liability to any holder of Depositary Shares by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

     SECTION 4.03. Obligations of the Depositary, the Depositary's Agents, the
                   -----------------------------------------------------------
Registrar and the Company. The Company and the Depositary will each use good
-------------------------
faith in the performance of such duties as are specifically set forth in this Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar, nor the Company shall be subject to any liability under this Deposit Agreement to holders of Depositary Shares other than for its negligence or willful misconduct.

          Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect of the Cumulative Preferred Stock, the Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be requested by them.

          Neither the Depositary nor any Depositary's Agent nor any Registrar, nor the Company shall be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, the Registrar, and the Company may rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties specified in this Deposit Agreement.

          In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Shares, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 4.06 hereof in connection with any action so taken.

          The Depository shall not be responsible for any failure to carry out any instructions to vote any of the shares of Cumulative Preferred Stock or for the manner or effect of any such vote made, as long as any such action or failure to act is in good faith and does not result from negligence or willful misconduct of the Depositary.

          The Depositary undertakes and shall cause any Registrar to undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

     SECTION 4.04. Resignation and Removal of the Depositary: Appointment of
                   ---------------------------------------------------------
Successor Depository. The Depositary may at any time resign as Depositary
--------------------
hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal becoming effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least [$100,000,000.] If no successor depositary shall have been so appointed and have accepted appointment within 60 days after the delivery of such notice of resignation or removal, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor depositary. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor depositary all rights and powers of such predecessor hereunder and shall duly assign, transfer and deliver all right, title and interest in the Cumulative Preferred Stock and all cash and property held in respect thereof to such successor. The Depositary shall promptly mail notice of the appointment of a successor depositary to the record holders of Depositary Shares.

          Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

     SECTION 4.05. Corporate Notices, Documents and Reports. The Company agrees
                   ----------------------------------------
that it will deliver to the Depositary and the Depositary will, promptly after receipt thereof, transmit to the record holders of Depositary Shares, at their addresses recorded in the Depositary's books, copies of all notices and reports required by law, by the rules of NASDAQ/NMS or NASD or any securities exchange upon which the Depositary Shares are listed, by the Restated Articles of Incorporation or by the Statement of Resolutions to be furnished by the Company to holders of the Cumulative Preferred Stock. The Company further agrees that it will deliver to any record holder of Depositary Shares who so requests, copies of the Restated Articles of Incorporation and the Statement of Resolution at the Company's expense.

     SECTION 4.06. Indemnification by the Company. The Company agrees to
                   ------------------------------
indemnify the Depositary and any Depositary's Agent and any Registrar against and hold it harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (a) by the Depositary or any of its agents (including Depositary's Agents), except for any liability arising out of negligence or bad faith, or (b) by the Company or any of its agents other than the Depositary or the Depositary's Agent. The obligations of the Company set forth in this Section
4.06 shall survive any succession of any Depositary, or Depositary's Agent or termination of this Deposit Agreement.

     SECTION 4.07. Charges and Expenses. The Company agrees to pay all charges,
                   --------------------
expenses and fees of the Depositary hereunder with respect to the initial deposit of Cumulative Preferred Stock hereunder, the redemption of shares of

Cumulative Preferred Stock and any withdrawal of Cumulative Preferred Stock including in each case, taxes and other governmental charges. All other transfer and other taxes and government charges shall be payable by the record holders of Depositary Shares. Any other reasonable charges, expenses and fees of the Depositary and any Depositary's Agent hereunder and of any Registrar (including fees and expenses of counsel) will be paid by the Company upon consultation and agreement between the Depositary and the Company. The Depositary shall present its statement for such charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

     SECTION 4.08. Return of Deposits. All cash, securities and property
                   ------------------
deposited by the Company with the Depositary under this Deposit Agreement, other than in respect to a redemption or exchange of Depositary Shares, which shall remain unclaimed by the record holders of Receipts at the end of two years after such record holders became entitled thereto shall be returned by the Depositary to the Company after which the record holders of Depositary Shares shall look only to the Company for the payment of such unclaimed cash, securities or property, without interest.

     SECTION 4.09. Power and Authority. The Company and the Depositary each
                   -------------------
represents that it has full corporate power and authority to enter into and perform its respective obligations under this Deposit Agreement.

                                    ARTICLE V

                            AMENDMENT AND TERMINATION

     SECTION 5.01. Amendment. The form of Receipts and any provisions of this
                   ---------
Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall impose any fees, taxes or charges on holders of Depositary Shares (other than fees and charges provided for herein), or which shall otherwise materially and adversely alter the rights of holders of Depositary Shares, shall become effective as to outstanding Depositary Shares until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Depositary Shares ("Amendment Notice Period"). Every holder of outstanding Depositary Shares at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Depositary Shares after the Amendment Notice Period, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

          During an Amendment Notice Period, each holder may exchange its Depositary Shares for shares of Cumulative Preferred Stock by surrender of a Receipt or Receipts, to the Depositary for the purpose of withdrawal of the Cumulative Preferred Stock represented thereby. The holder of such Depositary Shares shall be entitled to delivery, to such holder or upon such holder's order, of such number of whole shares of the Cumulative Preferred Stock and any other property at the time represented by all such holder's Depositary Shares. At the end of the Amendment Notice Period the Depositary shall deliver to the transfer agent for the Cumulative Preferred Stock a certificate or certificates evidencing the number of shares of Cumulative Preferred Stock to be withdrawn, properly endorsed or accompanied by an instrument of transfer, and any other property represented by such Depositary Shares. The transfer agent for the Cumulative Preferred Stock shall deliver, to holders of Depositary Sharps for which receipts have been surrendered, one or more certificates representing the number of whole shares of Cumulative Preferred Stock represented by the Depositary Shares for which such holders have surrendered Receipts. In addition, such transfer agent shall also deliver to each such holder any other property at the time represented by such Depositary Shares and either, at the option of the Company, (a) with respect to all fractional shares of Cumulative Preferred Stock represented by outstanding Depositary Shares, cash in an amount equal to the liquidation value for each remaining Depositary Share represented by such holder's surrendered Receipt or (b) a certificate representing the fraction of one whole share of Cumulative Preferred Stock represented by such remaining Depositary Share. Delivery of such Cumulative Preferred Stock and other property may be made by the delivery of certificates and other proper documents of title, which if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

     SECTION 5.02. Termination. The Company may terminate this Deposit Agreement
                   -----------
by mailing notice of such termination to the record holders of all Depositary Shares then outstanding and to the Depositary at least 30 days prior to the date fixed in such notice for such termination ("Termination Date"). On the Termination Date, the Depositary shall deliver to the transfer agent for the Cumulative Preferred Stock a certificate or certificates for the outstanding Cumulative Preferred Stock, endorsed in blank or accompanied by a duly executed instrument of transfer.

          Upon surrender of a Receipt or Receipts, on or before the Termination Date, to the Depositary for the purpose of withdrawal of the Cumulative Preferred Stock represented thereby, the holder of such Depositary Shares shall be entitled to delivery, to such holder or upon such holder's order, of such number of whole shares of the Cumulative Preferred Stock and any other property at the time represented by all such Depositary Shares. Upon such surrender, the Depositary shall direct such transfer agent to deliver to such holder one or more certificates representing the number of whole shares of Cumulative Preferred Stock represented by the Depositary Shares for which the holder has surrendered Receipts. In addition, such transfer agent shall also deliver (a) in the event the Company has deposited with such transfer agent on or prior to the Termination Date sufficient funds therefor with respect to all fractional shares of Cumulative Preferred Stock represented by outstanding Depositary Shares, cash in an amount equal to the liquidation value for each remaining Depositary Share represented by such holder's surrendered Receipt or (b) a certificate representing the fraction of one whole share of Cumulative Preferred Stock represented by such remaining Depositary Preferred Share. Delivery of such Cumulative Preferred Stock and other property may be made by the delivery of certificates and other proper documents of title, which if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer, and the holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause a certificate or certificates for the Cumulative Preferred Stock being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the transfer agent for the Cumulative Preferred Stock to deliver at its designated office, subject to the terms and conditions of this Deposit Agreement, to or upon the written order of the person or person designated in the order delivered to the Depositary as above proved, such certificate or certificates for the Cumulative Preferred Stock and other property represented by such Depositary Shares.

          At the request, risk and expense of any holder of Depositary Shares so surrendering a Receipt, and for the account of such holder, the transfer agent for the Cumulative Preferred Stock shall forward the certificate or certificates and other proper documents of title for the amount of Cumulative Preferred Stock and any other property represented by such Receipt for delivery at such place as may be designated by the holder.

          If any Receipts shall remain outstanding after the Termination Date, the Depositary shall discontinue the transfer of Depositary Shares, suspend the distribution of dividends to the holders thereof, and not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Cumulative Preferred Stock, and shall continue to deliver Cumulative Preferred Stock together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights, preferences, privileges or other property in exchange for Receipts surrendered to the transfer agent for the Cumulative Preferred Stock. Subject to the provisions of the balance of this paragraph, at any time after the expiration of two years from the Termination Date, the Depositary may sell the Cumulative Preferred Stock then held hereunder at public or private sale at such place or places and upon such terms at it deems proper and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations, except to account for such net proceeds and other cash. The Depositary shall invest all such monies in such fashion as may be agreed with the Company, consistent with the duties of the Depositary to the holders of Depositary Shares. The Company shall be entitled to receive from the Depositary interest or other income, if any, earned on money held by the Depositary pursuant to any section of this Deposit Agreement. Any such monies unclaimed by the holders of Depositary Shares more than three years from the date of termination of this Deposit Agreement shall, upon request of the Company, be paid to it or, at its direction, to its agent (together with such interest or other income not previously paid to the Company), and after such payment, the holders of Depositary Shares entitled to the funds so paid to the Company shall look only to the Company or such agent for payment without interest.

          Except as otherwise set forth in this Section 5.02, this Agreement may be terminated by the Company or the Depositary before any Cumulative Preferred Stock has been deposited with the Depositary or after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 3.04, (ii) there shall have been made a final distribution in respect of the Cumulative Preferred Stock in connection with any liquidation, dissolution or winding up of the affairs of the Company and such distribution shall have been distributed to the record holders of Depositary Shares pursuant to Section 3.01, 3.02 or 3.05, as applicable, or (iii) the conversion (as provided in Section 3.08) of all shares of Cumulative Preferred Stock held hereunder and the distribution of all amounts held by the Depositary on behalf of the record holders of the Depositary Shares in accordance herewith. Upon the termination of this Deposit Agreement, the Company and the Depositary shall be discharged from all obligations under this Deposit Agreement except for the Company's obligations to the Depositary under Sections 4.06 and 4.07 and except for the Depositary's obligations under Sections 4.03 and 4.08.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01. Counterparts. This Deposit Agreement may be executed in any
                   ------------
number of counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection at the Depositary's corporate trust office and the offices of the Depositary's Agents by any holder of a Receipt during business hours.

     SECTION 6.02. Exclusive Benefit of Parties. This Deposit Agreement is for
                   ----------------------------
the exclusive benefit of the Company, the Depositary and the holders of Depositary Shares and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 6.03. Notices. Any and all notices shall be deemed to have been
                   -------
duly given if personally delivered or sent by mail (first class, postage prepaid), by next day delivery service (expenses prepaid), or by telegram or telecopy confirmed by mail or next day delivery service, if to the Company, addressed to it at Energy Plaza, 1601 Bryan Street, Dallas, Texas, 75201, telecopy no: [FAX NUMBER], attention: [Treasurer]; and if to the Depositary addressed to it at [ADDRESS OF BANK], attention: [ ]. Any such address for notices may be changed by written notice of such change to the other parties named in this Section 6.03.

          Any and all notices to be given to any record holder of Depositary Shares shall be deemed to have been duly given if personally delivered or sent by mail (first class, postage prepaid), by next day delivery service (expenses prepaid) or by telegram, telecopy or telex confirmed by mail or next day delivery service, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

          A notice personally delivered shall be deemed to be effected when given against a written receipt, a notice sent by next day delivery service shall be deemed to have been effected on the next business day at the place of delivery, a notice sent by mail shall be deemed to be effected five days after the time when a duly addressed letter containing the same is deposited, postage prepaid, in a United States post-office letter box and a notice sent by telegram, telecopy or telex shall be deemed to be effected at the time the confirmation thereof is deemed to be effected; provided however that any notice
                                               ----------------
or communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient. The Depositary or the Company may, however, act upon any telegram, telecopy or telex message received by it from any party or any holder of Depositary Shares, notwithstanding that such telegram, telecopy or telex message shall not subsequently be confirmed as aforesaid.

     SECTION 6.04. Depositary's Agents. The Depositary may from time to time,
                   -------------------
with the consent of the Company, appoint Depositary's Agents for the purposes of this Deposit Agreement and vary or terminate the appointment of such Depositary's Agents.

          The Company hereby appoints the Depositary as Registrar and Transfer Agent for the Depositary Shares, and the Depositary hereby accepts such appointments.

     SECTION 6.05. Holders of Receipts are Parties. By acceptance of delivery of
                   -------------------------------
a Receipt, any holder of a Receipt from time to time shall be deemed to have agreed to become a party to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipt to the same extent as if such holder had executed this Deposit Agreement.

     SECTION 6.06. Governing Law. This Deposit Agreement and the Receipts and
                   -------------
all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of [New York.]

     SECTION 6.07. Headings. The headings of articles and sections in this
                   --------
Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     SECTION 6.08. Invalidity of Provisions. In case any one or more of the
                   ------------------------
provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall In no way be affected, prejudiced or disturbed thereby.

          IN WITNESS WHEREOF, TXU ELECTRIC COMPANY and [NAME OF BANK] have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

ATTEST:                                 TXU ELECTRIC COMPANY


[Name]:                                 By:  Name:
       ---------------------------                ---------------------------
[Title]                                      Title:


ATTEST:                                 [ NAME OF BANK]


[Name]:                                 By:  Name:
       ---------------------------                ---------------------------
[Title]                                      Title

                                                                       EXHIBIT A

[Form of Face Receipt)

                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
              EACH REPRESENTING                 (     ) OF A SHARE,
                                ---------------  -----
                     SUBJECT TO ADJUSTMENT IN CERTAIN CASES,
            OF $       CUMULATIVE PREFERRED STOCK, WITHOUT PAR VALUE,
                ------
                                       OF
                              TXU ELECTRIC COMPANY
                              (A Texas Corporation)

Certificate No.                                             Depositary Preferred
                ---------------                                           Shares

          [NAME OF BANK], a [New York] chartered banking institution,
("Depositary") hereby certifies that                      is the registered
                                     --------------------
owner of                 Depositary Shares, each Depositary Preferred Share
         ---------------
representing                 (     th) of a share of $      Cumulative Preferred
             ---------------  -----                   -----
Stock, without par value (the "Cumulative Preferred Stock"), of TXU Electric Company, a Texas corporation (the "Company"), subject to adjustment as provided
in a Deposit Agreement, dated as of              , 2001 (the "Deposit
                                    -------------
Agreement"), among the Depositary, the Company and holders, from time to time, of receipts for Depositary Shares ("Receipts"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Preferred Share is entitled, proportionately, to all the voting rights, powers, preferences and special rights and the qualifications, designations, limitations or restrictions of such preferences and/or rights of the Cumulative Preferred Stock represented thereby including dividends, redemption and liquidation as set forth in the Company's Restated Articles of Incorporation, as amended (the "Restated Articles of Incorporation"), and the Statement of Resolution Establishing the
                                                                  --------------
Series of Preferred Stock of TXU Electric Company (the "Statement of Resolution"), fixing the terms of the Cumulative Preferred Stock, filed with the office of the Secretary of State of the State of Texas.

          This Receipt shall not be valid or obligatory for any purpose nor shall the holder be entitled to any benefits under the Deposit Agreement unless this Receipt shall have been executed (i) manually, (ii) by facsimile and countersigned manually by the Depositary or a duly authorized officer thereof, or (iii) if a Registrar or Transfer Agent for the Receipts (other than the Depositary) shall have been appointed, by the manual or facsimile signature of the Depositary or a duly authorized officer thereof and, if executed by facsimile signature of the Depositary, countersigned manually by such Registrar or Transfer Agent by signature of a duly authorized officer thereof.

          WITNESS the seal of the Corporation and the signature of its duly authorized officers.


TXU ELECTRIC COMPANY                    Dated:


                                        Countersigned and Registered:
----------------------------------      [NAME OF BANK], as Depositary,
Chairman of the Board                   Registrar and Transfer Agent


----------------------------------
Secretary
                                        By:
                                           ----------------------------------

                          [Form of Reverse of Receipt]
                              TXU ELECTRIC COMPANY

          The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests, copies of the Restated Articles of Incorporation, the Statement of Resolution and the Deposit Agreement. Any such request should be addressed to [ADDRESS OF BANK], Attention: [ ].

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM        -   as tenants in common           UNIF GIF MIN ACT -     Custodian
     TEN ENT        -   as tenants by entireties                          ---           ---
                                                                        (Cust)       (Minor)

     JT TEN         -   as joint tenants with right          Under Uniform Gift to
                        of survivorship and not              Minors Act
                        as tenants in common                            ----------
                                                                         State

     Additional abbreviations may also be used though not in the above list.

                              [Form of Assignment]

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (Please insert social security or other identifying number of assignee the within Receipt and all rights and interests in the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints attorney, to transfer the Depositary Shares on the books of the Registrar, with full power of substitution in the premises.

Dated:
      -----------------------

                                             -----------------------------------
                                                          Signature

                                             Note: The signature on this
                                             Assignment must correspond with the
                                             name as written on the face of the
                                             within Receipt in every particular,
                                             without alteration or enlargement
                                             or any change whatsoever.